FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

June 30, 2005

Enercorp, Inc.

 (Exact Name of Registrant as specified in its charter)

COLORADO                               0-9083                                  84-0768802

(State or other jurisdiction                  (Commission file number)               (I.R.S. Employer

of incorporation, or organization))                                                  or Identification Number)

37735 Enterprise Court, Suite 600-B

Farmington Hills, MI 48331

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (248) 994-0099

Former name or former address, if changed from last report

32751 Middlebelt Rd, Ste B

Farmington Hills, MI 48334

Item: 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective June 01, 2005 the Board of Directors of Enercorp elected Tom Brancaleone to the position of Chief Compliance Officer, replacing William D. McMaster.

Tom Brancaleone, was born in Detroit and educated through the University of Louisville, New York Institute of Finance, and Michigan State University. His lifelong career is a blend of finance and film making, as on one of the youngest stockbrokers in Detroit, his firm brought many companies public. After a 6-year successful tenure, he left to form a Production Company and an in-house Advertising Agency and has produced, written and directed for over 22 years, for Fortune 500 Companies and Universities. Mr. Brancaleone has served in the Board of Directors of the Michigan Film Association, elected as its first President, Board of Directors for Boys Club of American, Western Pacific Technologies (a public company), International Cinevision, Cinema 76 and other privately held companies.

Mr. Brancaleone will serve at will under a two year agreement effective June 1, 2005. The terms of the agreement were approved by the independent Board of Directors.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 30, 2005

ENERCORP, INC

By: /s/James C. Sargent

          James C. Sargent

          Chairman